EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, 33-31556, and 2-76939 on Form S-8 and in No. 333-127677 on Form S-3 of our reports dated February 28, 2007, relating to the financial statements and financial statement schedule of Smith International, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123r, “Share-Based Payment” as of January 1, 2006 and SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006) and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Houston, Texas
February 28, 2007